Exhibit 4 - Specimen Stock Certificate

NUMBER                                                SHARES

COMMON STOCK                                           COMMON STOCK

VISTA DORADA CORP.
SHARES AUTHORIZED: 200,000,000
PAR VALUE: $0.001
                                 CUSIP -

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

VISTA DORADA CORP.

transferable on the books of the corporation buy the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witnessed this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated:

 Countersigned and registered                 CORPORATE                   D. Lee                  J. Soo
Action Stock Transfer Corp.                     Nevada                   Secretary                 President
Transfer agent and Registrar  5/25/2005
By                      SEAL
Authorized Signature

SPECIMEN